Exhibit 10.1

[Quicksilver Resources Inc. Letterhead]

July 15, 2013

David Rushford
[Address redacted]
Dear Dave:
Effective July 15, 2013, Quicksilver Resources is pleased to offer you a retention bonus with an aggregate value of $500,000 CDN to be awarded in the form of cash and a stock option grant of Quicksilver Resources stock in appreciation of your efforts on behalf of the Company. The cash will vest and be paid (less applicable required taxes and authorized deductions), and the stock option will vest and become exercisable (if and when exercised, less applicable required taxes and authorized deductions), per the following schedule:

Vesting Date            Cash            Stock Option
July 15, 2014         $125,000 CDN
July 15, 2015         $125,000 CDN
July 15, 2016                         250,000

To become vested in an installment of the retention bonus you must be an active, regular full-time employee in good standing and remain in continuous employment of the Company or one of its subsidiaries, or any successor thereof, from the date of this letter agreement through the applicable installment payment/vesting date.
In the event that your employment ceases on or before an installment payment/vesting date because of (i) termination through no fault of your own as a result of a reduction in force or (ii) an Involuntary Termination, as defined in the Quicksilver Resources Inc. Amended and Restated Executive Change in Control Retention Incentive Plan, the unpaid/unvested installments will be paid/vested within 60 days of the date of your termination and subject to your execution and non-revocation during such period of a release agreement satisfactory to the Company; provided that, in the case of any cash payment that could be paid during a period that begins in one taxable year and ends in the subsequent taxable year, it will be paid in the subsequent taxable year, to the extent required to avoid the additional tax imposed pursuant to Section 409A of the U.S. Internal Revenue Code.

The stock option will have a per share exercise price equal to the closing sale price of Quicksilver Resources stock on July 15, 2013 and will have a term of ten years commencing on July 15, 2013, subject to earlier expiration in accordance with the standard terms of any document that evidences such award.

The retention bonus will not affect any annual merit increase or the award or amount of any annual bonus or long–term incentive to which you may be entitled to receive pursuant to applicable bonus or equity plans that are approved from time to time by the Company.

This letter agreement (together with, as applicable, any document that evidences the award of your stock option) is the entire agreement between the parties and any amendments or revisions of this agreement must be in writing and signed by both parties. This letter agreement does not constitute an employment agreement and shall not be construed to change the other employment terms under which you are employed.

Please indicate your acceptance of this letter agreement by signing the attached duplicate copy of this agreement and return to the Human Resources Department in Fort Worth, Attn: Anne Self, no later than July 22, 1013.
Thank you for your loyalty to and efforts on behalf of Quicksilver.

Sincerely,

/s/ Glenn Darden

Glenn Darden
President/CEO

I have read and understand the contents of this retention agreement. I accept the provisions of the agreement as set forth above.

/s/ David Rushford	July 22, 2013
David Rushford	Date

[Quicksilver Resources Inc. Letterhead]

July 15, 2013

David Rushford
[Address redacted]
Dear Dave:
On July 15, 2013, the Compensation Committee of the Board of Directors of Quicksilver Resources approved a bonus award in the aggregate amount of $500,000 CDN in connection with the successful completion of a Horn River Basin transaction. This bonus is a grant in the form of cash ($250,000 CDN) and a stock option grant (250,000 shares) of Quicksilver Resources stock in appreciation of your efforts on behalf of the Company.

The cash will vest and be paid (less applicable required taxes and authorized deductions), and the stock option will vest and become exercisable (if and when exercised, less applicable required taxes and authorized deductions), upon the Board approved closing and funding of a transaction or series of transactions to sell or otherwise dispose of at least 25% of the Company’s interest in its oil and gas assets in the Horn River Basin; provided that you must be an active, regular full-time employee in good standing and remain in continuous employment of the Company or one of its subsidiaries, or any successor thereof, from the date of this letter agreement through the applicable payment /vesting date.

The stock option will have a per share exercise price equal to the closing sale price of Quicksilver Resources stock on July 15, 2013 and will have a term of ten years commencing on July 15, 2013, subject to earlier expiration in accordance with the standard terms of any document that evidences such award.

This bonus will not affect any annual merit increase or the award or amount of any annual bonus or long–term incentive to which you may be entitled to receive pursuant to applicable bonus or equity plans that are approved from time to time by the Company.

This letter agreement (together with, as applicable, any document that evidences the award of your stock option) is the entire agreement between the parties and any amendments or revisions of this agreement must be in writing and signed by both parties. This letter agreement does not constitute an employment agreement and shall not be construed to change the other employment terms under which you are employed.

Please indicate your acceptance of this letter agreement by signing the attached duplicate copy of this agreement and return to the Human Resources Department in Fort Worth, Attn: Anne Self, no later than July 22, 2013.
We are confident in the completion of this transaction and you have our continued support.
Sincerely,

/s/ Glenn Darden

Glenn Darden
President/CEO

Accepted and Agreed to:

/s/ David Rushford	July 22, 2013
David Rushford	Date

[Quicksilver Resources Inc. Letterhead]

April 16, 2014

David Rushford
[Address redacted]
Dear Dave,
Quicksilver Resources Inc. (the “Company”) previously sent you two letters, both dated July 15, 2013, one of which set forth the terms of a retention bonus awarded to you (the “Retention Letter”) and the other of which set forth the terms of a bonus in connection with a successful completion of a Horn River Basin transaction (the “Horn River Letter,” together with the Retention Letter, the “Letters”). As indicated in the Retention Letter, the aggregate value of the retention bonus was $500,000 CDN, 50% of which was awarded in the form of cash and 50% in the form of a stock option award. Likewise, as indicated in the Horn River Letter, the aggregate value of the Horn River bonus was $500,000 CDN, 50% of which would be awarded in the form of cash and 50% in the form of a stock option award.

In determining the number of shares of the Company underlying the two stock option awards described above, a calculation error related to currency conversion was made. As a result, each Letter indicated that the applicable stock option award would be with respect to 250,000 shares of the Company. However, each Letter should have stated that the applicable stock option award was with respect to 240,075 shares of the Company, a number of shares that results in a stock option award with a value of $250,000 CDN.

This letter acts to correct each of the Letters, as well as the Nonqualified Stock Option Agreement with respect to the retention bonus stock option award dated July 15, 2013 and the Nonqualified Stock Option Agreement with respect to the Horn River bonus stock option award dated July 15, 2013 (together, the “Award Agreements”), with the effect that in each instance where the number of shares of Company stock with respect to the stock option award is stated, the respective Letter and Award Agreement shall be read to state 240,075 shares instead of 250,0000 shares, and as such each of the Letters and the Award Agreements will reflect that the difference of 9,925 shares was never awarded to you. Except as expressly provided in this letter, each of the Letters and the Award Agreements shall remain in full force and effect in accordance with its respective terms.

Thank you for your understanding and your efforts on behalf of Quicksilver.

Sincerely,

/s/ Glenn Darden

Glenn Darden
President/CEO

I have read and understand the contents of this letter and acknowledge its provisions.

/s/ David Rushford	April 16, 2014
David Rushford	Date